UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 17, 2012

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Annual Bonus Plan

On January 17, 2012, the Compensation Committee (the Compensation Committee) of the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) evaluated the Company’s performance against the 2011 corporate performance goals established for the Company’s 2011 Annual Bonus Plan as set forth below:

2011 Corporate Goal	Weight
Optimize Value of Patent Estate	65%
Implement Corporate Strategy & Business Development	20%
Manage Risk and Maintain Capital Structure within Guidelines	10%
Enhance Investor Relations	5%
Total	100%

Following this review, the Compensation Committee determined that 90% of the 2011 corporate goals established for the Company’s 2011 Annual Bonus Plan were achieved.

The Compensation Committee also reviewed, for each of the Company’s named executive officers (other than Mr. McLaughlin whose annual bonus is based solely upon achievement of the corporate performance goals described above), the level of achievement of each named executive officer’s 2011 individual goals established for the Company’s 2011 Annual Bonus Plan and made the following determinations:

•	Mr. Stone achieved 100%;

•	Ms. Krumel achieved 90%; and

•	Mr. Hart achieved 150%.

Based on the foregoing and under the terms of the 2011 Annual Bonus Plan, the Compensation Committee approved the bonuses set forth in the chart below for each of the Company’s named executive officers:

Name	Title	2011 Annual Bonus Plan Bonus
John P. McLaughlin	President and Chief Executive Officer	$368,550
Christopher Stone	Vice President, General Counsel and Secretary	$173,438
Caroline Krumel	Vice President of Finance and Principal Accounting Officer	$62,100
Danny Hart	Deputy General Counsel and Assistant Secretary	$39,123

2012 Base Pay

On January 17, 2012, the Compensation Committee approved the following base salary increases for each of the named executive officers as set forth in the chart below:

Name	Title	2012 Base Salary	% Increase from 2011 Base Salary
John P. McLaughlin	President and Chief Executive Officer	$675,000	15.4%
Christopher Stone	Vice President, General Counsel and Secretary	$390,000	4%
Caroline Krumel	Vice President of Finance and Principal Accounting Officer	$237,000	3%
Danny Hart	Deputy General Counsel and Assistant Secretary	$237,000	27.2%

2012 Annual Bonus Plan

On January 17, 2012, the Compensation Committee approved a cash bonus plan covering the named executive officers for fiscal year 2012 (the 2012 Annual Bonus Plan).

Bonuses under the 2012 Annual Bonus Plan will be determined by reference to 2012 corporate performance against the Company’s 2012 corporate goals approved by the Board of Directors and by reference to 2012 individual performance against the 2012 individual goals approved by the Compensation Committee. The corporate and individual performance determinations are then weighted for each named executive officer.

The target bonus percentages and the maximum bonus percentage of the named executive officers’ annual average W-2 compensation and the weighting of corporate and individual goals that will be used to determine each of our named executive officers’ fiscal year 2012 bonuses are set forth in the chart below:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2012 Corporate Goals/ 2012 Individual Goals
John P. McLaughlin	President and Chief Executive Officer	100%	150%	100%/0%
Christopher Stone	Vice President, General Counsel and Secretary	50%	75%	75%/25%
Caroline Krumel	Vice President of Finance and Principal Accounting Officer	30%	45%	75%/25%
Danny Hart	Deputy General Counsel and Assistant Secretary	30%	45%	75%/25%

For fiscal year 2012, the Compensation Committee set the 2012 corporate goals and on January 18, 2012, the Board ratified those corporate goals. The 2012 corporate goals and their relative weight are set forth in the chart below:

2012 Corporate Goal	Weight
Optimize Value of Patent Estate	30%
Enhance Finance Group	20%
Implement Corporate Strategy & Business Development	40%
Expand Investor Relations Outreach	10%
Total	100%

2012 Long-Term Incentive Plan

On January 17, 2012, the Compensation Committee approved a long-term incentive plan to compensate, retain and incentivize its executive officers (the 2013 LTIP).  The Compensation Committee designated the effective date of the 2013 LTIP as January 1, 2012.

Under the 2013 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. Each executive officer’s restricted stock award was granted on January 18, 2012, and the number of shares underlying the restricted stock award was determined based on the closing price of the Company’s common stock on January 18, 2012, which was $6.29 per share (rounded to the nearest whole share).

The target cash payment and the restricted stock award for each executive officer are set forth in the chart below:

Name	Title	Target Cash Payment	Value of Restricted Stock Award	Number of Shares Underlying Restricted Stock Award
John P. McLaughlin	President and Chief Executive Officer	$469,000	$201,000	31,955
Christopher L. Stone	Vice President, General Counsel and Secretary	$258,000	$110,600	17,583
Caroline Krumel	Vice President and Principal Accounting Officer	$70,400	$30,200	4,801
Danny Hart	Deputy General Counsel and Assistant Secretary	$70,400	$30,200	4,801

Subject to the acceleration provisions set forth in the severance agreements of the named executive officers (disclosed on May 26, 2011), the restricted stock award will fully vest on December 31, 2013, provided the executive officer remains employed by the Company through such date. Dividend payments and other distributions made on the restricted stock during the vesting period of the restricted stock will accrue through the vesting period and will be paid, plus interest, to the executive officer upon vesting of the restricted stock award.

Payment of the target cash payment under the 2013 LTIP will be made on or as soon as practicable after December 31, 2013, provided the executive officer remains employed by the Company through December 31, 2013. In addition, if any of the performance goals adopted by the Compensation Committee set forth below are achieved on or before December 31, 2013, the executive officer may receive an additional cash payment equal to a percentage of the target cash payment (the Adjustment). The amount of the Adjustment and the achievement of each performance goal will be determined by the Compensation Committee, in its sole discretion, provided that the aggregate maximum cash payment that any executive officer may receive under the 2013 LTIP may not exceed two times his or her target cash payment. The Adjustment for each performance goal is set forth in the chart below:

Performance Goal	Adjustment
Protection of European patents	40%
Sale or merger of Company	20-50%
Royalty rights acquisition and financing, if applicable	30-50%

The following examples demonstrate the calculation of the Adjustments.

If, at December 31, 2013, Mr. McLaughlin remains employed by the Company and the Company has successfully protected the Company’s European patents and completed royalty rights acquisitions that the Committee determined to be subject to a 30% Adjustment, then Mr. McLaughlin’s cash payment will be equal to $797,300 ($469,000 (employment through December 31, 2013) + $187,600 (protection of European patents) + $140,700 (royalty right acquisition subject to 30% Adjustment) = $797,300).

Alternatively, if, at December 31, 2013, Mr. McLaughlin remains employed by the Company and the Company successfully achieved maximum performance of all of the foregoing performance goals on or before December 31, 2013, then, while the cash payment would be equal to $1,125,600 ($469,000 (employment through December 31, 2013) + $187,600 (protection of European patents) + $234,500 (royalty right acquisition subject to 50% Adjustment) + $234,500 (sale of Company subject to 50% Adjustment) = $1,125,600), the maximum cash payment would be limited to two times the target cash amount or $938,000 (two times his target cash payment of $469,000).

Danny Hart Title Change

On January 17, 2012, the Compensation Committee, in connection with its review of Mr. Hart’s 2011 individual performance and contributions to the Company, promoted Mr. Hart and changed his title to Deputy General Counsel and Assistant Secretary to reflect his level of skill and contribution to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated:  January 20, 2012